Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2011

GREENWICH, Conn.--(BUSINESS WIRE)--August 2, 2011--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the second quarter of 2011 of $31.1 million, compared with net income of $20.6 million in the second quarter of 2010. GWI's diluted earnings per share (EPS) increased 49% from $0.49 with 41.7 million weighted average shares outstanding in the second quarter of 2010 to $0.73 with 42.8 million weighted average shares outstanding in the second quarter of 2011.

GWI's effective income tax rate in the second quarter of 2011 was 26.8%, compared with 36.8% in the second quarter of 2010, primarily due to a benefit of $2.5 million from the extension of the short line tax credit in the fourth quarter of 2010.

Comments from the Chief Executive Officer

Jack Hellmann, President and CEO of GWI, commented, “Our financial results for the second quarter of 2011 were good, as revenue increased 32% to $210 million and operating income increased 35% to $51 million, both Company records. Our financial performance was well balanced by geography, as our North American and European Operations reported an operating ratio of 75.8% and our Australian Operations reported an operating ratio of 75.2%. Of particular note, our business strengthened over the course of the quarter, thereby supporting our outlook for the second half of 2011.”

Mr. Hellmann continued, “We continued to advance our business development initiatives in the quarter, as we started service to a new iron ore mine in Canada in June, we began shipments related to the expansion of a major steel facility in the United States in June, and we commenced new port operations in Belgium in May. In addition, a new iron ore customer in Australia recently received final government approval for certain permits, keeping the new mine on schedule for start-up in the second quarter of 2012. At the same time, we remain actively engaged in other potential acquisitions and investments related to the natural resources sector in both North America and Australia.”

Results from Continuing Operations

In the second quarter of 2011, GWI's operating revenues increased $51.1 million, or 32.3%, to $209.6 million, compared with $158.5 million in the second quarter of 2010. Excluding $37.6 million in revenues from GWA (North) Pty Ltd (GWA North), GWI’s subsidiary that acquired FreightLink, same railroad operating revenues increased $20.8 million, or 13.1%. During the second quarter of 2011, the appreciation of the Australian dollar, the Canadian dollar and the Euro versus the U.S. dollar increased same railroad operating revenues by $6.8 million. Excluding the impact from foreign currency, GWI’s same railroad operating revenues increased $14.0 million, or 8.8%.

Same railroad freight revenues in the second quarter of 2011 increased by $11.4 million, or 11.4%, to $111.6 million, compared with $100.2 million in the second quarter of 2010. Excluding the $3.0 million increase from foreign currency appreciation, GWI’s same railroad freight revenues increased by $8.4 million, or 8.4%.

GWI's traffic in the second quarter of 2011 was 249,508 carloads, an increase of 31,801 carloads, or 14.6%, compared with the second quarter of 2010. Excluding 20,194 carloads from GWA North, same railroad traffic in the second quarter of 2011 increased 11,607 carloads, or 5.3%. The traffic increase was principally due to increases of 3,515 carloads of coal and coke traffic, 2,685 carloads of farm and food products traffic, 2,253 carloads of pulp and paper traffic and 2,253 carloads of minerals and stone traffic. All remaining traffic increased by a net 901 carloads.

Same railroad average freight revenues per carload increased 5.9% in the second quarter of 2011. The appreciation of the Australian and Canadian dollars versus the U.S. dollar and higher fuel surcharges increased average revenues per carload by 3.2% and 2.5%, respectively, partially offset by a 0.3% reduction in average revenues per carload due to a change in commodity mix. Excluding these factors, same railroad average freight revenues per carload increased 0.5%. Average revenues per carload were negatively impacted by changes in the mix of customers within certain commodity groups, primarily due to length of haulage.

GWI’s same railroad non-freight revenues in the second quarter of 2011 increased $9.4 million, or 16.1%, to $67.6 million compared with $58.3 million in the second quarter of 2010. Excluding the $3.8 million increase from foreign currency appreciation, GWI’s same railroad non-freight revenues increased $5.6 million, or 9.6%, primarily due to higher switching revenues in the U.S., Canada and the Netherlands.

GWI's income from operations in the second quarter of 2011 increased $13.3 million, or 35.1%, from $37.9 million in the second quarter of 2010 to $51.2 million in the second quarter of 2011. The operating ratio (operating expenses divided by operating revenues) was 75.6% in the second quarter of 2011 compared with an operating ratio of 76.1% in the second quarter of 2010.

Six Month Consolidated Results – Continuing Operations

For the six months ended June 30, 2011, GWI reported income from continuing operations of $53.3 million, a 45.3% increase over $36.7 million for the six months ended June 30, 2010. GWI's diluted earnings per share from continuing operations were $1.25 for the six months ended June 30, 2011 (with 42.7 million weighted average shares outstanding), a 42.0% increase over $0.88 for the six months ended June 30, 2010 (with 41.6 million weighted average shares outstanding). For the six months ended June 30, 2011, GWI's operating revenues increased $97.5 million, or 32.1%, to $401.5 million, compared with $304.0 million in the six months ended June 30, 2010. GWI's income from operations for the six months ended June 30, 2011 increased $22.4 million, or 32.9%, from $90.4 million for the six months ended June 30, 2010 to $68.0 million for six months ended June 30, 2011.

GWI’s 2011 results include a tax benefit of $4.7 million ($0.11 per diluted share) associated with the short line tax credit, which was extended in December 2010.

Free Cash Flow from Continuing Operations (1)

($ in millions)	Six Months Ended
	June 30, 2011
	2011	2010
Net cash provided by operating activities	$52.0	$73.8
Net cash used in investing activities, excluding
new Australian equipment investments	(23.7)	(7.1)
Net cash (received)/paid for divestitures/acquisitions	(0.9)	-
Cash paid for acquisition-related expenses (a)	13.0	-
Free cash flow before new Australian
equipment investments	40.4	66.7
New Australian locomotives	(22.6)	-
Free cash flow (1)	$17.8	$66.7

(a) Reflects expenses accrued as of December 31, 2010, but paid in 2011.

GWI’s continuing operations generated free cash flow of $17.8 million and $66.7 million for the six months ended June 30, 2011 and 2010, respectively. For the six months ended June 30, 2011 and 2010, changes in working capital decreased cash flow from operating activities by $42.3 million and $0.7 million, respectively. Of the $42.3 million for the six months ended June 30, 2011, $17.6 million was due to an increase in accounts receivable driven by the increase in business in 2011 and $24.2 million was due to a reduction in accounts payable and accrued expenses. Of the $24.2 million, $13.0 million was associated with the payment of stamp duty for the acquisition of FreightLink in Australia.

Net cash used in investing activities of $46.3 million for the six months ended June 30, 2011, included $62.1 million in purchases of property and equipment, including $22.6 million for the investment in new Australian locomotives, partially offset by $11.7 million in grant proceeds received from outside parties, $3.1 million from sale of assets and $1.4 million in proceeds from sale of investments. Net cash used in investing activities for the six months ended June 30, 2010, included $28.6 million in purchases of property and equipment, partially offset by $18.0 million in cash received from outside parties and $3.3 million from sale of assets.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the second quarter will be held Tuesday, August 2, 2011, at 11 a.m. EDT. Management will be referring to a slide presentation that will also be available at www.gwrr.com/investors prior to the conference call. The dial-in number for the teleconference is (800) 230-1059; outside U.S., call (612) 234-9959, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors.

An audio replay of the conference call will be accessible at www.gwrr.com/investors starting at 1 p.m. EDT on August 2, 2011, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 2, 2011, by dialing (800) 475-6701 (or outside U.S., dial (320) 365-3844). The access code is 186289.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Canada, Australia, the Netherlands and Belgium. In addition, we operate the Tarcoola to Darwin rail line, which links the Port of Darwin to the Australian interstate rail network in South Australia. Operations currently include 63 railroads organized in nine regions, with approximately 7,400 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 17 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "potential, " "outlook, " "should," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic and competitive uncertainties and contingencies and third-party approvals; economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others including but not limited to, those noted in our 2010 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors,” many of which are beyond our control. Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1) Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

OPERATING REVENUES	$209,589	$158,453	$401,500	$304,032

OPERATING EXPENSES	158,424	120,580	311,132	236,053
INCOME FROM OPERATIONS	51,165	37,873	90,368	67,979

INTEREST INCOME	858	471	1,633	894
INTEREST EXPENSE	(10,253)	(5,411)	(20,192)	(10,773)
GAIN ON SALE OF INVESTMENTS	625	-	894	-
OTHER INCOME/(EXPENSE), NET	170	(175)	469	275

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	42,565	32,758	73,172	58,375

PROVISION FOR INCOME TAXES	11,420	12,067	19,905	21,708

INCOME FROM CONTINUING OPERATIONS	31,145	20,691	53,267	36,667

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	-	(56)	-	(72)

NET INCOME	$31,145	20,635	$53,267	36,595

BASIC EARNINGS PER SHARE:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.78	$0.53	$1.34	$0.95
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
BASIC EARNINGS PER COMMON SHARE	$0.78	$0.53	$1.34	$0.95

WEIGHTED AVERAGE SHARES - BASIC	39,903	38,831	39,695	38,711

DILUTED EARNINGS PER SHARE:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.73	$0.50	$1.25	$0.88
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
DILUTED EARNINGS PER COMMON SHARE	$0.73	$0.49	$1.25	$0.88

WEIGHTED AVERAGE SHARES - DILUTED	42,757	41,723	42,654	41,595

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2011 AND DECEMBER 31, 2010
(in thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2011	2010

CURRENT ASSETS:
Cash and cash equivalents	$25,938	$27,417
Accounts receivable, net	153,331	132,225
Materials and supplies	15,524	13,259
Prepaid expenses and other	12,559	14,529
Deferred income tax assets, net	21,889	21,518
Total current assets	229,241	208,948

PROPERTY AND EQUIPMENT, net	1,503,388	1,444,177
GOODWILL	162,737	160,629
INTANGIBLE ASSETS, net	235,029	237,355
DEFERRED INCOME TAX ASSETS, net	2,420	2,879
OTHER ASSETS, net	13,144	13,572
Total assets	$2,145,959	$2,067,560

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$102,771	$103,690
Accounts payable	132,258	124,948
Accrued expenses	51,806	76,248
Total current liabilities	286,835	304,886

LONG-TERM DEBT, less current portion	462,150	475,174
DEFERRED INCOME TAX LIABILITIES, net	274,325	263,361
DEFERRED ITEMS - grants from outside parties	190,796	183,356
OTHER LONG-TERM LIABILITIES	28,135	23,543

TOTAL STOCKHOLDERS' EQUITY	903,718	817,240
Total liabilities and stockholders' equity	$2,145,959	$2,067,560

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,267	$36,595
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	-	72
Depreciation and amortization	32,158	24,900
Compensation cost related to equity awards	3,839	3,694
Excess tax benefits from share-based compensation	(2,049)	(969)
Deferred income taxes	11,071	12,063
Net gain on sale of assets	(2,098)	(1,848)
Gain on sale of investments	(894)	-
Gain on insurance recoveries	(1,043)	-
Insurance proceeds received	24	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(17,612)	(5,796)
Materials and supplies	(1,763)	(314)
Prepaid expenses and other	2,048	(1,989)
Accounts payable and accrued expenses	(24,174)	8,526
Other assets and liabilities, net	(813)	(1,155)
Net cash provided by operating activities from continuing operations	51,961	73,779
Net cash used in operating activities from discontinued operations	(5)	(87)
Net cash provided by operating activities	51,956	73,692

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(62,065)	(28,599)
Grant proceeds from outside parties	11,700	17,986
Cash paid for acquisitions, net of cash acquired	(440)	-
Proceeds from sale of investments	1,369	208
Proceeds from disposition of property and equipment	3,106	3,293
Net cash used in investing activities from continuing operations	(46,330)	(7,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(115,764)	(13,637)
Proceeds from issuance of long-term debt	94,612	-
Debt amendment costs	-	(1,641)
Proceeds from employee stock purchases	12,631	5,219
Treasury stock purchases	(1,287)	(846)
Excess tax benefits from share-based compensation	2,049	969
Net cash used in financing activities from continuing operations	(7,759)	(9,936)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	653	(3,147)

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	1	87

(DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(1,479)	53,584
CASH AND CASH EQUIVALENTS, beginning of period	27,417	105,707
CASH AND CASH EQUIVALENTS, end of period	$25,938	$159,291

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$146,788	70.0%	$100,194	63.2%
Non-freight	62,801	30.0%	58,259	36.8%

Total revenues	$209,589	100.0%	$158,453	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$58,966	28.1%	$51,329	32.4%
Equipment rents	11,011	5.3%	8,266	5.2%
Purchased services	19,942	9.5%	12,895	8.1%
Depreciation and amortization	16,297	7.8%	12,452	7.9%
Diesel fuel used in operations	22,629	10.8%	10,605	6.7%
Diesel fuel sold to third parties	4,500	2.1%	3,910	2.4%
Casualties and insurance	6,228	3.0%	3,123	2.0%
Materials	6,090	2.9%	6,004	3.8%
Net gain on sale of assets	(1,088)	(0.5%)	(1,399)	(0.9%)
Gain on insurance recoveries	(1,018)	(0.5%)	-	0.0%
Other expenses	14,867	7.1%	13,395	8.5%

Total operating expenses	$158,424	75.6%	$120,580	76.1%

Functional Classification
Transportation	$69,240	33.0%	$45,783	28.9%
Maintenance of ways and structures	19,668	9.4%	14,057	8.9%
Maintenance of equipment	22,862	10.9%	18,897	11.9%
Diesel fuel sold to third parties	4,500	2.1%	3,910	2.4%
General and administrative	27,963	13.4%	26,880	17.0%
Net gain on sale of assets	(1,088)	(0.5%)	(1,399)	(0.9%)
Gain on insurance recoveries	(1,018)	(0.5%)	-	0.0%
Depreciation and amortization	16,297	7.8%	12,452	7.9%

Total operating expenses	$158,424	75.6%	$120,580	76.1%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American
	& European	Australian	Total
Three Months Ended June 30, 2011	Operations	Operations	Operations
Revenues:
Freight	$96,598	$50,190	$146,788
Non-freight (excluding fuel sales)	42,737	15,472	58,209
Fuel sales to third parties	-	4,592	4,592
Total revenues	139,335	70,254	209,589

Operating expenses:
Labor and benefits	46,167	12,799	58,966
Equipment rents	6,513	4,498	11,011
Purchased services	7,117	12,825	19,942
Depreciation and amortization	11,565	4,732	16,297
Diesel fuel used in operations	14,056	8,573	22,629
Diesel fuel sold to third parties	-	4,500	4,500
Casualties and insurance	4,733	1,495	6,228
Materials	5,650	440	6,090
Net gain on sale of assets	(1,076)	(12)	(1,088)
Gain on insurance recoveries	-	(1,018)	(1,018)
Other expenses	10,873	3,994	14,867
Total operating expenses	105,598	52,826	158,424

Income from Operations	$33,737	$17,428	$51,165

Operating statistics:
Operating ratio	75.8%	75.2%	75.6%
Carloads	195,677	53,831	249,508
Net expenditures for additions to property & equipment	$14,742	$27,412	$42,154

	North American
	& European	Australian	Total
Three Months Ended June 30, 2010	Operations	Operations	Operations
Revenues:
Freight	$88,421	$11,773	$100,194
Non-freight (excluding fuel sales)	38,583	15,432	54,015
Fuel sales to third parties	-	4,244	4,244
Total revenues	127,004	31,449	158,453

Operating expenses:
Labor and benefits	42,877	8,452	51,329
Equipment rents	7,093	1,173	8,266
Purchased services	6,857	6,038	12,895
Depreciation and amortization	10,908	1,544	12,452
Diesel fuel used in operations	9,188	1,417	10,605
Diesel fuel sold to third parties	-	3,910	3,910
Casualties and insurance	2,827	296	3,123
Materials	5,685	319	6,004
Net gain on sale of assets	(1,389)	(10)	(1,399)
Gain on insurance recoveries	-	-	-
Other expenses	11,805	1,590	13,395
Total operating expenses	95,851	24,729	120,580

Income from Operations	$31,153	$6,720	$37,873

Operating statistics:
Operating ratio	75.5%	78.6%	76.1%
Carloads	185,654	32,053	217,707
Net expenditures for additions to property & equipment	$5,181	$1,204	$6,385

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2011

	North American & European Operations(1)			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal(2)	$120	1,010	$119	$21,929	14,213	$1,543	$22,049	15,223	$1,448
Coal & Coke	20,122	47,531	423	-	-	-	20,122	47,531	423
Farm & Food Products	5,871	13,881	423	11,569	18,434	628	17,440	32,315	540
Pulp & Paper	15,480	23,823	650	-	-	-	15,480	23,823	650
Metallic Ores	1,319	2,096	629	12,607	5,855	2,153	13,926	7,951	1,751
Metals	11,686	22,198	526	-	-	-	11,686	22,198	526
Minerals & Stone	9,105	20,127	452	3,408	15,203	224	12,513	35,330	354
Chemicals & Plastics	11,376	15,135	752	-	-	-	11,376	15,135	752
Lumber & Forest Products	8,224	16,961	485	-	-	-	8,224	16,961	485
Petroleum Products	5,255	6,915	760	677	126	5,373	5,932	7,041	842
Autos & Auto Parts	2,203	2,881	765	-	-	-	2,203	2,881	765
Other	5,837	23,119	252	-	-	-	5,837	23,119	252

Totals	$96,598	195,677	$494	$50,190	53,831	$932	$146,788	249,508	$588

(1) We currently do not generate any freight revenues in Europe.

(2) Represents intermodal units

Three Months Ended June 30, 2010

	North American & European Operations(1)			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal(2)	$92	856	$107	$-	-	$-	$92	856	$107
Coal & Coke	18,178	44,016	413	-	-	-	18,178	44,016	413
Farm & Food Products	6,038	12,752	473	8,917	16,878	528	14,955	29,630	505
Pulp & Paper	13,180	21,570	611	-	-	-	13,180	21,570	611
Metallic Ores	1,112	2,124	524	-	-	-	1,112	2,124	524
Metals	11,983	23,916	501	-	-	-	11,983	23,916	501
Minerals & Stone	7,985	17,902	446	2,856	15,175	188	10,841	33,077	328
Chemicals & Plastics	9,840	14,262	690	-	-	-	9,840	14,262	690
Lumber & Forest Products	7,609	16,766	454	-	-	-	7,609	16,766	454
Petroleum Products	4,916	6,851	718	-	-	-	4,916	6,851	718
Autos & Auto Parts	2,257	3,013	749	-	-	-	2,257	3,013	749
Other	5,231	21,626	242	-	-	-	5,231	21,626	242

Totals	$88,421	185,654	$476	$11,773	32,053	$367	$100,194	217,707	$460

(1) We currently do not generate any freight revenues in Europe.

(2) Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$279,593	69.6%	$189,760	62.4%
Non-freight	121,907	30.4%	114,272	37.6%

Total revenues	$401,500	100.0%	$304,032	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$117,048	29.1%	$101,517	33.4%
Equipment rents	21,578	5.4%	15,915	5.2%
Purchased services	37,384	9.3%	23,292	7.7%
Depreciation and amortization	32,158	8.0%	24,900	8.2%
Diesel fuel used in operations	44,027	11.0%	21,642	7.1%
Diesel fuel sold to third parties	8,579	2.1%	7,703	2.5%
Casualties and insurance	11,666	2.9%	7,027	2.3%
Materials	12,673	3.2%	11,481	3.8%
Net gain on sale of assets	(2,098)	(0.5%)	(1,848)	(0.6%)
Gain on insurance recoveries	(1,043)	(0.3%)	-	0.0%
Other expenses	29,160	7.3%	24,424	8.0%

Total operating expenses	$311,132	77.5%	$236,053	77.6%

Functional Classification
Transportation	$132,646	33.0%	$90,399	29.7%
Maintenance of ways and structures	37,562	9.4%	26,886	8.8%
Maintenance of equipment	44,933	11.2%	35,801	11.8%
Diesel fuel sold to third parties	8,579	2.1%	7,703	2.5%
General and administrative	58,395	14.6%	52,212	17.2%
Net gain on sale of assets	(2,098)	(0.5%)	(1,848)	(0.6%)
Gain on insurance recoveries	(1,043)	(0.3%)	-	0.0%
Depreciation and amortization	32,158	8.0%	24,900	8.2%

Total operating expenses	$311,132	77.5%	$236,053	77.6%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American
	& European	Australian	Total
Six Months Ended June 30, 2011	Operations	Operations	Operations
Revenues:
Freight	$187,327	$92,266	$279,593
Non-freight (excluding fuel sales)	84,315	28,581	112,896
Fuel sales to third parties	-	9,011	9,011
Total revenues	271,642	129,858	401,500

Operating expenses:
Labor and benefits	92,626	24,422	117,048
Equipment rents	13,006	8,572	21,578
Purchased services	13,482	23,902	37,384
Depreciation and amortization	22,911	9,247	32,158
Diesel fuel used in operations	29,033	14,994	44,027
Diesel fuel sold to third parties	-	8,579	8,579
Casualties and insurance	8,056	3,610	11,666
Materials	11,912	761	12,673
Net gain on sale of assets	(2,084)	(14)	(2,098)
Gain on insurance recoveries	(25)	(1,018)	(1,043)
Other expenses	22,053	7,107	29,160
Total operating expenses	210,970	100,162	311,132

Income from Operations	$60,672	$29,696	$90,368

Operating statistics:
Operating ratio	77.7%	77.1%	77.5%
Carloads	389,907	104,157	494,064
Net expenditures for additions to property & equipment	$21,811	$28,554	$50,365

	North American
	& European	Australian	Total
Six Months Ended June 30, 2010	Operations	Operations	Operations
Revenues:
Freight	$169,022	$20,738	$189,760
Non-freight (excluding fuel sales)	75,218	30,694	105,912
Fuel sales to third parties	-	8,360	8,360
Total revenues	244,240	59,792	304,032

Operating expenses:
Labor and benefits	84,724	16,793	101,517
Equipment rents	13,595	2,320	15,915
Purchased services	12,310	10,982	23,292
Depreciation and amortization	21,823	3,077	24,900
Diesel fuel used in operations	19,276	2,366	21,642
Diesel fuel sold to third parties	-	7,703	7,703
Casualties and insurance	6,405	622	7,027
Materials	10,926	555	11,481
Net gain on sale of assets	(1,846)	(2)	(1,848)
Gain on insurance recoveries	-	-	-
Other expenses	21,863	2,561	24,424
Total operating expenses	189,076	46,977	236,053

Income from Operations	$55,164	$12,815	$67,979

Operating statistics:
Operating ratio	77.4%	78.6%	77.6%
Carloads	361,490	58,939	420,429
Net expenditures for additions to property & equipment	$5,877	$4,736	$10,613

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2011

	North American & European Operations(1)			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal(2)	$218	1,856	$117	$39,762	27,085	$1,468	$39,980	28,941	$1,381
Coal & Coke	38,993	101,735	383	-	-	-	38,993	101,735	383
Farm & Food Products	12,721	28,161	452	21,373	35,036	610	34,094	63,197	539
Pulp & Paper	30,259	48,132	629	-	-	-	30,259	48,132	629
Metallic Ores	2,844	4,874	584	23,272	10,046	2,317	26,116	14,920	1,750
Metals	23,023	44,738	515	-	-	-	23,023	44,738	515
Minerals & Stone	15,399	34,276	449	6,780	31,781	213	22,179	66,057	336
Chemicals & Plastics	21,840	29,484	741	-	-	-	21,840	29,484	741
Lumber & Forest Products	15,613	32,536	480	-	-	-	15,613	32,536	480
Petroleum Products	11,303	14,620	773	1,079	209	5,163	12,382	14,829	835
Autos & Auto Parts	4,349	5,771	754	-	-	-	4,349	5,771	754
Other	10,765	43,724	246	-	-	-	10,765	43,724	246

Totals	$187,327	389,907	$480	$92,266	104,157	$886	$279,593	494,064	$566

(1) We currently do not generate any freight revenues in Europe.

(2) Represents intermodal units

Six Months Ended June 30, 2010

	North American & European Operations(1)			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal(2)	$142	1,311	$108	$-	-	$-	$142	1,311	$108
Coal & Coke	37,283	96,154	388	-	-	-	37,283	96,154	388
Farm & Food Products	12,458	26,333	473	15,004	28,192	532	27,462	54,525	504
Pulp & Paper	25,410	41,876	607	-	-	-	25,410	41,876	607
Metallic Ores	2,234	4,616	484	-	-	-	2,234	4,616	484
Metals	21,116	42,174	501	-	-	-	21,116	42,174	501
Minerals & Stone	13,972	31,677	441	5,734	30,747	186	19,706	62,424	316
Chemicals & Plastics	18,592	26,893	691	-	-	-	18,592	26,893	691
Lumber & Forest Products	14,129	31,424	450	-	-	-	14,129	31,424	450
Petroleum Products	10,290	14,302	719	-	-	-	10,290	14,302	719
Autos & Auto Parts	4,023	5,692	707	-	-	-	4,023	5,692	707
Other	9,373	39,038	240	-	-	-	9,373	39,038	240

Totals	$169,022	361,490	$468	$20,738	58,939	$352	$189,760	420,429	$451

(1) We currently do not generate any freight revenues in Europe.

(2) Represents intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to free cash flow, which is a "non-GAAP financial measure" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measure.

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding cash (received)/paid for divestitures/acquisitions and cash paid for acquisition-related expenses. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Six Months Ended
	June 30,
	2011	2010
Net cash provided by operating activities
from continuing operations	$52.0	$73.8
Net cash used in investing activities from
continuing operations (1)	(46.3)	(7.1)
Net cash (received)/paid for
divestitures/acquisitions	(0.9)	-
Cash paid for acquisition-related expenses	13.0	-
Free cash flow	$17.8	$66.7

(1) Includes $22.6 million for the investment in new Australian locomotives in 2011

CONTACT:
GWI Corporate Communications
Michael Williams, 1-203-629-3722
mwilliams@gwrr.com